Exhibit 99.1

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2017

177 Bovet Rd, Suite 520

San Mateo, CA 94401

Phone 650-365-5341     Fax 650-364-3978

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2017

CONTENTS

Page No.
Independent Auditor’s Report	1

Balance Sheet	2

Notes to the Balance Sheet	3 - 15

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Redwood Mortgage Corp.

San Mateo, California

We have audited the accompanying financial statement of Redwood Mortgage Corp., which is comprised of the balance sheet as of December 31, 2017, and the related notes to the balance sheet.

Management’s Responsibility for the Balance Sheet

Management is responsible for the preparation and fair presentation of this balance sheet in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the balance sheet that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the balance sheet based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the balance sheet. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the balance sheet, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the balance sheet in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the balance sheet.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of December 31, 2017 in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

San Francisco, California

April 23, 2018

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2017

Assets

Cash and cash equivalents	$1,148,160
Receivables, due from related parties	305,960
Receivables, other	32,430
Brokerage rights, mortgage loans, net	7,166,208
Mortgage servicing rights	1,504,000
Investments in affiliated mortgage funds	226,466
Real estate owned (REO), net	999,343
Prepaid expenses	74,294
Right-of-use asset	1,829,415
Office equipment, net	125,880

Total assets	$13,412,156

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$16,942
Accrued payroll	80,588
Accrued liabilities, other	178,509
Lease liability	1,885,538
Mortgage note payable	1,250,000
Loans (formation) from affiliates, net	7,206,073
Deferred income taxes	318,964

Total liabilities	10,936,614

Stockholders’ equity
Common stock	4,000
Additional paid-in capital	550,152
Retained earnings (Note 2)	1,921,390

Total stockholders’ equity	2,475,542

Total liabilities and stockholders’ equity	$13,412,156

The accompanying notes are an integral part of this Balance Sheet.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

NOTE 1 – ORGANIZATIONAL AND GENERAL

Redwood Mortgage Corp. (RMC) is owned by Michael R. Burwell (Burwell), and trusts of which Burwell is the principal beneficiary. RMC’s articles of incorporation authorized 100,000 shares of common stock of which 1,000 shares are issued and outstanding with a stated value of $4,000.

The change to stockholders’ equity for the year ended December 31, 2017 consists of a change to retained earnings due to the 2017 net loss of $447,121.

RMC, as a real estate broker licensed with the State of California, originates, arranges and services loans with various maturities for two affiliated mortgage funds that are externally managed by RMC. RMC is solely responsible for business affairs of the affiliated mortgage funds, subject to the voting rights of the members or partners. From time to time RMC, from its own account, may fund loans and later assign them to the affiliated mortgage funds or sell the loans to non-affiliates. RMC provides the personnel and services necessary to conduct business on behalf of the affiliated mortgage funds as they have no employees of their own. As of December 31, 2017, total assets under management by RMC in affiliated mortgage funds was approximately $200,812,000, which consisted of mortgage loans of approximately $184,724,000, real estate owned (REO) of $7,014,000 and the balance in cash and other assets.

The affiliated mortgage funds sponsored by RMC at December 31, 2017, are as follows.

Redwood Mortgage Investors IX (RMI IX), a Delaware Limited Liability Company.

•	RMC is the managing member. The rights, duties and powers of the members and the manager of RMI IX are governed by the ninth amended and restated limited liability operating agreement of Redwood Mortgage Investors IX, LLC a Delaware Limited Liability Company, the Delaware Limited Liability Company act and the California Revised Uniform Limited Liability Company Act.

Redwood Mortgage Investors VIII (RMI VIII), a California Limited Partnership.

•	RMC (the manager) and Burwell are the general partners (GP’s). The rights, duties and powers of the general and limited partners of RMI VIII are governed by the sixth amended and restated limited partnership agreement of Redwood Mortgage Investors VIII, a California Limited Partnership and Sections 15900 et seq. of the California Corporations Code.

The above entities were organized by RMC for the purpose of making and investing in mortgage loans secured by California real estate. An investor in the affiliated mortgage funds elects to receive periodic cash distributions of earnings or to have the earnings retained (for RMI VIII) or reinvested (for RMI IX) in the investor’s capital account. The investment in affiliated mortgage funds are accounted for using the equity method. The equity method of accounting applies to RMI VIII as RMC is not the primary beneficiary and applies to RMI IX since under the voting interest model RMC does not have greater than 50% of the outstanding voting shares and does not have a controlling financial interest.

•	Publicly offered affiliated mortgage funds

RMC has sponsored four publicly offered funds. In addition to RMI IX and RMI VIII, RMC has sponsored Redwood Mortgage Investors VII, a California Limited Partnership (RMI VII) and Redwood Mortgage Investors VI, a California Limited Partnership (RMI VI). RMI VII and RMI VI were deregistered in 2011 with the SEC as permitted by regulation based on the dollar amount of assets and the number of investors. The final distribution to the partners and the dissolution of the partnerships were completed in 2016.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

	Offering(s)	Offering(s)	Amount	Amount	Dissolved
	Commenced	Status	Offered	Sold
RMI IX(1)	October 2009	Ongoing	$140,000,000	70,435,000	Ongoing
RMI VIII(2)	February 1993	November 2008	300,000,000	299,813,000	Ongoing
RMI VII	October 1989	September 1992	12,000,000	11,998,000	2016
RMI VI	September 1987	September 1989	12,000,000	9,773,000	2016

(1)	The prospectus/registration statement effective in June 2016, continued the offering of units of membership interest begun in 2009. As of December 31, 2017 approximately 70,435,000 units had sold – 39,407,000 under previous registration statements and 31,028,000 under the June 2016 prospectus/registration statement of 140,000,000 ($140,000,000).
(2)	RMI VIII’s amount offered was comprised of six offerings. The first offering for $15,000,000 commenced in February 1993 and terminated in October 1996. The sixth and last offering for $100,000,000 commenced in August 2005 and terminated in November 2008.

•	Privately offered mortgage programs

RMC has sponsored six privately offered funds: Redwood Mortgage Investors V (RMI V), Redwood Mortgage Investors IV (RMI IV), Redwood Mortgage Investors III (RMI III), Redwood Mortgage Investors II (RMI II), Redwood Mortgage Investors (RMI) and Corporate Mortgage Investors (CMI). All privately offered mortgage programs were California Limited Partnerships.

	Offering(s) Commenced	Offering(s) Closed	Amount Offered	Amount Sold	Dissolved
RMI V	September 1986	October 1987	$5,000,000	$4,988,000	2016
RMI IV	October 1984	September 1986	7,500,000	7,494,000	2016
RMI III[3]	February 1984	December 1996	7,000,000	2,288,000	2005
RMI II	February 1983	June 1983	1,500,000	1,283,000	2005
RMI	April 1978	July 1982	1,000,000	977,000	2005
CMI[4]	August 1978	January 1987	20,000,000	8,844,000	2005

(3)	RMI III’s total amount offered was comprised of two offerings. The first, commenced February 1984 for $7,000,000, raised approximately $1,430,000. The offering terminated in June, 1984. The partnership was re-offered in July 1992, raising approximately $858,000. The offering terminated in December 1996.
(4)	CMI’s total amount offered was comprised of two offerings. The first, commenced August 1978, and the second commenced January 1984. The combined partnerships offered a total of $20,000,000 and closed in January 1987, raising approximately $8,844,000 in units sold.

In February 2014, the manager of RMI IV and RMI V put forward a resolution to dissolve the partnerships. Consent by vote of the limited partners to dissolve was received in March 2014, and the manager proceeded with quarterly cash disbursements beginning June 30, 2014. The final cash distribution was made September 2016.

In December 2005, with substantial assets remaining in each fund despite available liquidity options for the limited partners, the general partners of RMI III, RMI II, RMI and CMI put forward a resolution to dissolve the partnerships. Consent by vote of the limited partners to dissolve was received in December 2005. Upon dissolution, remaining limited partners received their capital account balance and unused portion of the allowance for loan losses from the liquidation of assets. RMI III, RMI II and RMI were California limited partnerships. They were sold only to a limited number of select California residents in compliance with applicable federal and state securities laws. Corporate Mortgage Investors, which was a California limited partnership, was offered and sold exclusively to qualified pension and profit sharing plans and other institutional investors.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

NOTE 2 – REVISION OF RETAINED EARNINGS, BEGINNING OF YEAR

RMC has revised its retained earnings as of the beginning of year January 1, 2017. The net effect of the revision increased retained earnings by $1,284,000 from $1,084,511 (as previously reported) to $2,368,511 (as revised). The opening retained earnings was adjusted for a correction of an error related to the application of accounting principles generally accepted in the United States of America whereby RMC had not recorded the value and subsequent changes in fair value of mortgage servicing rights assumed and retained. As a result, RMC assessed the materiality of the error to prior balance sheets, assessing materiality both quantitatively and qualitatively and concluded that the error did not cause any of the previously issued balance sheets to be materially misstated.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•	Basis of presentation

The accompanying balance sheet was prepared in conformity with accounting principles generally accepted in the United States of America.

RMC is required by California regulations to utilize trust accounts through which are processed certain cash disbursements and receipts on mortgage loans of the affiliated mortgage funds. As RMC does not have an ownership interest in these clearing accounts, the accompanying balance sheet does not include the activities, nor the balance, of these accounts.

•	Management estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the balance sheet date. Such estimates relate principally to the determination of the fair value of loans, primarily loans designated impaired, the fair value of brokerage rights, the fair value of mortgage servicing rights, the fair value of the related real estate collateral and real estate owned, if any, and the value of the right-of-use asset and lease liability. Actual results could differ significantly from these estimates.

•	Fair value estimates

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date (i.e. the balance sheet date). An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

Fair values of assets and liabilities are determined based on the fair value hierarchy established in GAAP. The hierarchy is comprised of three levels of inputs to be used.

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that RMC has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

•	Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly in active markets and quoted prices for identical assets or liabilities that are not active, and inputs other than quoted prices that are observable or inputs derived from or corroborated by market data.

•	Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect RMC’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include RMC’s own data.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

RMC has no assets or liabilities recorded at fair value on a recurring basis other than the mortgage servicing rights which are fair valued using Level 3 inputs. Mortgage servicing rights as of January 1, 2017 is $1,284,000 and increased by gains of $220,000 to $1,504,000 as of December 31, 2017. See Note 4 for summary of significant assumptions used to estimate fair value.

•	Brokerage rights, mortgage loans, net

RMC, as a result of provisions in the agreements with the affiliated mortgage funds, has exclusive rights:

•	to act as the loan broker in arranging mortgage loans,

•	to act as servicing agent for all mortgages owned by the affiliated mortgage funds and,

•	to be compensated by the affiliated mortgage funds for a) loan brokerage commissions and b) mortgage service fees.

Loan brokerage commissions are paid to RMC when a loan is funded. The right to earn loan brokerage commissions is recorded as an asset and is referred to as Brokerage rights, mortgage loans.

The initial carrying values of these brokerage rights are the total of the amounts RMC pays for commissions and fees to broker-dealers on sales of limited partner or member interests in the affiliated mortgage funds, plus unreimbursed organization and offering expenses (O & O expenses), if any, from any offering of units of limited partners or member interests. RMC advances certain O & O expenses on behalf of RMI IX, as it had done for the other affiliated mortgage funds. RMI IX is the only affiliated mortgage fund offering member units for sale and is obligated to reimburse RMC for O & O expenses up to an amount equal to 4.5% of gross offering proceeds from sales of member units until RMC has been fully reimbursed. Thereafter, RMI IX pays these costs directly.

The Brokerage rights, mortgage loans are amortized on an accelerated method over the approximated period loan brokerage commissions and servicing fees are expected to be earned by RMC.

In accordance with its policy, RMC reviews the amortization period and the method of amortization of its Brokerage rights, mortgage loans on an ongoing basis. This review indicated that the actual life of the Brokerage rights, mortgage loans associated with RMI VIII should be amortized over a shorter period and at a faster method of amortization as redemption requests in RMI VIII have occurred at a faster rate than anticipated leading to a shorter period over which RMC expects to earn loan brokerage commissions. The review also indicated that the Brokerage rights, mortgage loans associated with RMI IX should be amortized using a slower method of amortization as RMI IX continues to raise capital and is experiencing low capital redemption requests allowing it to increase the volume of loans being funded each year. Further, after the capital raise has closed it is expected redemptions from RMI IX will occur at a steady state since the RMI IX operating agreement has certain limitations on when redemption requests can be made without penalty and annual redemption requests are also capped at 5%.

As a result, effective January 1, 2017, RMC changed the estimated amortization period and method of amortization for the Brokerage rights, mortgage loans associated with RMI VIII and the estimated method of amortization for the Brokerage rights, mortgage loans associated with RMI IX to better reflect the estimated periods during which loan brokerage commissions will be earned.

The Brokerage rights, mortgage loans associated with RMI VIII had previously been amortized until December 31, 2031 using a double declining method. Effective January 1, 2017, the amortization period for the Brokerage rights, mortgage loans associated with RMI VIII was shortened to be amortized using a double declining balance method through December 31, 2028. The Brokerage rights, mortgage loans associated with RMI IX had previously been amortized using a double declining method through December 31, 2027. Effective January 1, 2017, the method of amortization for the Brokerage rights, mortgage loans associated with RMI IX was changed to be straight-line through December 31, 2027. The total effect of the change in estimate was to reduce 2017 amortization of brokerage rights, mortgage loans by $102,000 and decrease 2017 net loss by $80,574.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

•	Formation loans

RMC finances the payments of the commissions to broker-dealers during the offering period with advances from the particular affiliated mortgage fund. Collectively these advances are the formation loans. The formation loans are non-interest bearing and are repaid as provided for by the entities’ operating agreements, principally from the loan brokerage commissions earned by RMC. Accordingly, the repayment terms of the formation loans may be modified as proposed by the general partners or managing members, as circumstances may warrant. Interest has been imputed on the formation loans at the market rate of interest in effect in the years of the offerings.

If the general partners/managing members are removed and RMC is no longer receiving payments for services rendered, the related formation loan is forgiven, and would be an offset to any impairment otherwise resulting to the carrying value of the brokerage rights, mortgage loans.

At least annually, RMC reviews the estimated amounts of future loan originations and the balances of loans being serviced to determine that the sum of the undiscounted net cash flows therefrom exceeds the carrying value of the brokerage-related rights.

•	Mortgage Servicing Rights (MSR)

RMC records a separate intangible asset—the mortgage servicing right (or MSR)—representing the right to service loans for its affiliated funds at the contractual fee in the applicable partnership or operating agreement. The fair value of the MSR’s is recorded initially based on an analysis of discounted cash flows that incorporates assumptions that market participants use to estimate fair value including (1) market servicing costs, (2) projected prepayment rates for loans, (3) default rates, (4) discount rates, and (5) contractual servicing fee income.

The estimate of the prepayment rate is the most significant estimate involved in the measurement process, particularly as the loans held by the affiliated mortgage funds do not provide for prepayment penalties, and is based on management’s expectations of future prepayment rates—reflecting the historical prepayment rate of RMC originated loans, expected trends and including consultation with subject matter experts, such as the national valuation firm RMC engages to assist with the FINRA-required annual computation of the unit values of the ownership interest of—and the fair values of the assets and liabilities held by—the affiliated mortgage funds. Actual prepayment rates differ from management’s projections based on a variety of economic factors, including prevailing interest rates, real estate market conditions, and the availability of alternative financing sources to borrowers.

•	Cash and cash equivalents

RMC considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents. Periodically, RMC cash balances in banks exceed federally insured limits.

•	Real estate owned (REO)

REO includes real estate acquired through purchase or foreclosure and is either being operated as rental properties or is idle property awaiting more favorable market conditions. REO is recorded at acquisition at the lower of the recorded investment in the loan, plus any senior indebtedness, or at the property’s estimated fair value, net. After acquisition, costs incurred relating to the development and improvement of the property are capitalized, whereas costs relating to operating or holding the property are expensed. Subsequent to acquisition, management periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

•	Office Equipment

Fixed assets generally are stated at cost. Depreciation and amortization are computed on a straight-line basis over estimated useful lives ranging from three to seven years.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

•	Income taxes

Income taxes are provided for those taxes currently payable and those deferred. A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

RMC evaluated its current tax positions as of December 31, 2017, and has concluded that it does not have any significant uncertain tax positions for which a reserve would be necessary.

•	Recent accounting pronouncements

•	Accounting and Financial reporting for Expected Credit Losses

The Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) that significantly changes how entities will account for credit losses for most financial assets that are not measured at fair value through net income. The new standard will supersede currently in effect guidance and applies to all entities. Entities will be required to use a current expected credit loss (CECL) model to estimate credit impairment. This estimate will be forward-looking, meaning management will be required to use forecasts about future economic conditions to determine the expected credit loss over the remaining life of an instrument. This will be a significant change from the current incurred credit loss model and generally may result in allowances being recognized in earlier periods than under the current credit loss model.

The affiliated mortgage funds invest in real estate secured loans made with the expectation of zero credit losses as a result of substantial protective equity provided by the underlying collateral. For a loss to be recognized under the CECL or incurred loss model, if the lending/loan-to-value guidelines are followed effectively, an intervening, subsequent-to-loan-funding, event must negatively impact the value of the underlying collateral of the loan in an amount greater than the amount of protective equity provided by the collateral. Such an event would be either (or both) of:

1) An uninsured event (s) specifically impacting the collateral or

2) A non-temporary decline in values generally in the real estate market.

In both of these instances the treatment would be the same in the incurred loss and CECL models of approximately the same amount. Other than in these events, the probable of occurrence criteria of the incurred loss model is not triggered and a loss is not recognized. Further, if the zero-expected-loss lending guideline is preserved and the protective equity provided by the collateral is not expected to be impaired over the life of the loans, then a loss is not required to be recognized under the CECL model.

This convergence between the CECL and incurred loss models as to loss recognition – as an event driven occurrence – in low LTV, real estate secured programs caused RMC to conclude that the CECL model will not materially impact the reported results of operations or financial position as compared to that which would be reported in the incurred loss model. The RMC expects to adopt the ASU for interim and annual reporting in 2020.

•	Accounting and Financial Reporting for Revenue Recognition

On May 28, 2014, FASB issued a final standard on revenue from contracts with customers. The standard issued as ASU 2014-09 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard is effective January 2019, and will be adopted using the modified retrospective approach.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

The goals of the revenue recognition project are to clarify and converge the revenue recognition principles under U.S. GAAP and to develop guidance that would streamline and enhance revenue recognition requirements. A core principle of the standard is to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Revenue is recognized when a performance obligation is satisfied by transferring goods or services to a customer. The FASB intentionally used the wording “be entitled” rather than “receive” or “collect” to distinguish collectability risk from other uncertainties that may exist under a contract.

RMC management is evaluating whether the revenue standard will have an impact on RMC’s current revenue recognition policies. As the scope of the guidance is not applicable to financial instruments including loans management does not expect there will be changes to RMC’s revenue recognition.

•	Accounting and Financial Reporting for Leases

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases, which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use model (ROU) that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.

The new standard is effective for RMC on January 1, 2020, with early adoption permitted. RMC has elected to early adopt the new standard effective January 1, 2017 using the modified retrospective approach and elected the practical expedients allowed for under the accounting standard.

This standard has a material effect on RMC’s balance sheet, primarily the recognition of a new ROU asset and lease liability for an office-space operating lease.

NOTE 4 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES

RMC’s primary sources of revenue are from:

•	brokerage commissions on loan originations,

•	mortgage servicing fees,

•	asset management fees,

•	reimbursement of qualifying expenses, and

•	general partner/managing member interests in profits and losses, each of which is described in the partnership and operating agreements for the affiliated mortgage funds.

RMC, as general partner of RMI VIII, is entitled to two-thirds of one percent of the profits and losses. Burwell is also a general partner in RMI VIII and is entitled to one-third of one percent of the profits and losses. Beginning with calendar year 2010, and continuing until January 1, 2020, RMC assigned to Burwell, its two-thirds of one percent of the profits and losses in RMI VIII, in exchange for Burwell assuming the general partners’ equity deficit in RMI VIII. RMC as the managing member of RMI IX, is entitled to one percent of the profits. RMC is also required to contribute to capital 0.1% of the aggregate capital accounts of the members of RMI IX. RMC’s allocations of profits and losses from the affiliated mortgage funds was approximately $39,000 for the year ended December 31, 2017.

At times, to enhance RMI IX’s earnings, RMC has taken several actions, including:

•	charging less than the maximum allowable fees,

•	not requesting reimbursement of qualifying expenses,

•	paying RMI IX expenses, such as professional fees, that could have been obligations of RMI IX

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

Such fee waivers and cost actions were not made for the purpose of providing RMI IX with sufficient funds to satisfy withdrawal requests, nor to meet any required level of distributions, RMI IX has no such required level of distributions. RMC does not use any specific criteria in determining the exact amount of fees to be waived and/or costs to be absorbed. Any decision to waive fees and/or to absorb costs, and the amount (if any) to be waived or absorbed, is made by RMC in its sole discretion. In March 2018, RMC communicated to RMI IX members RMC’s intent to decrease financial support to RMI IX beginning in April 2018 and to cease financial support by July 2019.

•	Mortgage servicing fees

RMC earns mortgage servicing fees of up to one-quarter of one percent (0.25%) annually from RMI IX of the unpaid principal of the loan portfolio or such lesser amount as is reasonable and customarily charged in the industry where the property securing the mortgage is located. RMC is entitled to receive these fees regardless of whether specific mortgage payments are collected. The mortgage servicing fees are paid to RMC monthly unless the loan has been assigned a specific loss reserve, at which point remittance is deferred until the specific loss reserve is no longer required, or the property has been acquired by RMI IX. To enhance the earnings of RMI IX, RMC, in its sole discretion, may elect to accept less than the maximum amount of the mortgage servicing fee. RMC did not waive any mortgage servicing fees for RMI IX during 2017.

RMC earns mortgage servicing fees of up to one and one-half percent (1.5%) annually of the unpaid principal of the loan portfolio from RMI VIII.

Mortgage servicing fees collected in 2017 were $1,840,661.

•	Loan brokerage commissions

RMC earns loan brokerage commissions in connection with the review, selection, evaluation, negotiation and extension of mortgage loans for the affiliated mortgage funds. The loan brokerage commission collected by RMC is expected to range from approximately 1.5% to 5% of the principal amount of each loan made during the year. Total loan brokerage commissions are limited to an amount not to exceed four percent (4%) of the total affiliated mortgage funds’ assets per year. The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the affiliated mortgage funds.

During 2017, RMC received $2,194,402 of loan commissions and extension fees and other applicable fees.

•	Loan administrative fees

RMC is entitled to receive a loan administrative fee in an amount up to one percent (1%) of the principal amount of each new loan originated or acquired by RMC on RMI IX’s behalf for services rendered in connection with the selection and underwriting of potential loans. Such fees are payable by RMI IX to RMC upon the closing or acquisition of each loan. During 2017, all loan administrative fees chargeable by RMC to RMI IX were waived by RMC.

•	Asset management fees

RMC, as a general partner or a managing member, earns monthly asset management fees for managing the affiliated mortgage funds’ loan portfolios and operations. RMC earned, net of waived, $430,971 of asset management fees during 2017. RMC waived $408,535 in asset management fees for RMI IX during 2017.

•	Reimbursement of expenses

Reimbursed operating expenses from affiliated funds were $2,032,848 for 2017. These reimbursements are recorded as income in the year reimbursed.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

•	Brokerage rights, mortgage loans, net

Brokerage rights, mortgages are summarized in the following table for 2017.

	RMI VIII	RMI IX		Total
	Commissions	Commissions	O&O
Balance, January 1	$2,012,000	$1,953,205	$2,892,048	$6,857,253
Additions	—	1,209,690	820,137	2,029,827
O&O collected	—	—	(919,872)	(919,872)
Amortization	(315,000)	(220,000)	(266,000)	(801,000)

Balance, December 31	$1,697,000	$2,942,895	$2,526,313	$7,166,208

Estimated amortization expense for each of the next five years and thereafter is presented in the following table.

Year	RMI VIII	RMI IX	Total
2018	$266,000	$548,000	$814,000
2019	225,000	547,000	772,000
2020	188,000	546,000	734,000
2021	159,000	546,000	705,000
2022	133,000	546,000	679,000
Thereafter	726,000	2,736,208	3,462,208

	$1,697,000	$5,469,208	$7,166,208

•	Mortgage servicing rights (MSR)

The change in balances of the fair value of the MSR recorded in 2017 are summarized in the following table.

	RMI VIII	RMI IX	Total
Fair Value January 1, 2017	$1,263,000	$21,000	$1,284,000
Portfolio changes, net	(72,000)	26,000	(46,000)
Tax law change	256,000	10,000	266,000

Fair Value December 31, 2017	$1,447,000	$57,000	$1,504,000

RMC estimates the fair value of mortgage servicing rights by using a discounted cash flow model to calculate the present value of estimated future net servicing income. The expected future cash flows of the loans were projected using contractual terms. The significant unobservable inputs used in the fair value measurements as of December 31, 2017 include a prepayment rate of 12%, default rate of less than 1% and a discount rate of 10%. Servicing fees are based on contractual rates and servicing costs are based on market rates for similar loans.

•	Formation loans

The formation loans are non-interest bearing, and interest is imputed at the market rate of interest in effect during the offerings. The effective interest rates range from 3.25% to 7.75%.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

Formation loan balances and transactions are summarized in the following table for 2017.

	RMI VIII	RMI IX	Total
Balance, January 1	$6,283,909	$2,519,438	$8,803,347
Payments	(650,000)	(251,944)	(901,944)
Additions	—	1,509,594	1,509,594

Balance, December 31	$5,633,909	$3,777,088	$9,410,997
Less discount	(1,642,243)	(562,681)	(2,204,924)

Total loans (formation) from affiliates, net	$3,991,666	$3,214,407	$7,206,073

Payments on the formation loans are scheduled as presented in the following table.

Year	RMI VIII	RMI IX	Total
2018	$650,000	$377,709	$1,027,709
2019	650,000	377,709	1,027,709
2020	650,000	377,709	1,027,709
2021	650,000	377,709	1,027,709
2022	650,000	377,709	1,027,709
Thereafter	2,383,909	1,888,543	4,272,452

Total borrowings	5,633,909	3,777,088	9,410,997
Less discount	(1,642,243)	(562,681)	(2,204,924)

Total loans (formation) from affiliates, net	$3,991,666	$3,214,407	$7,206,073

•	Investments in the affiliated mortgage funds

RMC’s investment in the affiliated mortgage funds is presented in the following tables as of December 31, 2017.

	Total Investment	Net Assets	Percent of Net Assets
RMI VIII	$123,563	$140,371,000	0.09%
RMI IX	102,903	60,441,000	0.17%

Total	$226,466	$200,812,000

•	Incentive plan

RMC has an annual incentive plan for its president based upon the brokerage commissions and extension fees.

The incentive plan payment shall not be less than fifty percent of the president’s annual salary. The incentive plan payment, the 50% minimum notwithstanding, shall not exceed RMC’s taxable income for federal income tax purposes for any given year. For the year ended December 31, 2017, there was no amount payable under the incentive plan.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

NOTE 5 – LOANS

Loan transactions are summarized in the following table for the year ended December 31, 2017.

	2017
	Secured	Unsecured
Principal, January 1	$—	$92,993
Originated for affiliates	2,380,000	—
Borrower repayments	—	(92,993)
Assigned to affiliated mortgage funds	(2,380,000)	—

Principal, December 31	$—	$—

NOTE 6 – REAL ESTATE OWNED (REO) AND MORTGAGE NOTES PAYABLE

RMC owns a single-family residences located in San Mateo County. The residence is a rental property which is designated held for investment. The property was previously classified as held for sale and was reclassified to held for investment in 2017. The net book value of REO held at December 31, 2017 was $999,343. Accumulated depreciation as of December 31, 2017 was $170,463, and depreciation expense in 2017 was $6,644.

As of December 31, 2017, RMC had one mortgage note payable on its REO with a principal balance of $1,250,000. The note provides for monthly payments of interest only at a rate of 6.5%, and matures in July 2021.

During 2017, RMC sold a single-family residence located in Riverside County for $492,000. Proceeds from the sale totaled $457,624 net of closing costs of $34,376. RMC recognized a loss on sale of $12,333. Upon sale of the property RMC fully paid down a $260,000 loan collateralizing the property.

NOTE 7 – OFFICE EQUIPMENT & LEASES

Fixed assets are summarized in the following table at December 31.

2017
Office equipment	$129,620
Computer equipment	180,400
Computer software	69,610
Leasehold improvements	100,686

Total office equipment	480,316
Accumulated depreciation and amortization	(354,436)

Fixed assets, net	$125,880

RMC entered into a new lease for office-space on October 1, 2017. The lease term is 74 months, and does not include an option to extend. As of December 31, 2017, there are 5.9 years remaining on the lease term. The annual lease payment is approximately $312,000 in the first year, and increases approximately 3% in each subsequent year.

This lease is classified as an operating lease under the new lease accounting guidelines (ASC 842), which RMC has elected to early-adopt effective January 2017. The operating lease creates a Right-of-use (ROU) asset and lease liability, which are presented on the balance sheet. At December 31, 2017 the ROU asset included on the balance sheet was, $1,829,415 with a corresponding lease liability of $1,885,538. The discount rate used to calculate the value of the ROU asset and lease liability is 2% based on the treasury rate.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

Future minimum lease payments for office space are presented below as of December 31, 2017.

Year	Office
2018	$314,241
2019	323,534
2020	333,105
2021	342,963
2022	353,117
Thereafter	332,609

Total lease payments	1,999,569
Less discount	(114,031)

Total lease liability	$1,885,538

At December 31, 2017, there were no other significant lease agreements. Operating lease costs in 2017 were $272,164.

RMC contracted with an independent service bureau for computer processing services for the affiliated mortgage funds related to the recordkeeping and reporting for the accounts of individual investors at approximately $20,000 per month. The contract has a five-year term, a stated 5% increase in fees occurs at the end of each year for the term of the contract. RMC receives reimbursement of substantially all of such expenses from the affiliated mortgage funds.

NOTE 8 – PROFIT-SHARING PLAN

RMC has a defined contribution profit-sharing plan available to all employees upon meeting eligibility requirements. RMC may make discretionary contributions to the plan on an annual basis. No contributions were made for the year ended December 31, 2017.

NOTE 9 – INCOME TAXES

Significant components of the net deferred tax liability are summarized in the following table at December 31.

2017
Fixed assets	$(3,861)
Brokerage-related rights, mortgages, net	(2,005,363)
Net operating loss carry forwards	1,603,636
Other	86,624

Net deferred tax liability	$(318,964)

ASC 740, Income Taxes, provides for the recognition of deferred tax assets if realization of such assets is more likely than not. In assessing the need for a valuation allowance in 2017, the Company considered all available evidence both positive and negative, including historical levels of income, legislative developments, expectations and risks associated with estimates of future taxable income, and prudent and feasible tax planning strategies.

As a result of this analysis for the year ended December 31, 2017, the Company has determined that it is more likely than not that it will realize the benefits of its deferred tax assets in the U.S. due to significant deferred tax liabilities expected to reverse and therefore has not recorded a valuation allowance to reduce the carrying value of these deferred tax assets to zero.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2017

Tax reform H.R.1, originally known as the Tax Cuts and Jobs Act (the “Act”), was enacted on December 22, 2017. The Act contains several key provisions that may have significant balance sheet effects including the re-measurement of deferred taxes and the recognition of liabilities for taxes on mandatory repatriation and certain other foreign income. The Act reduces the corporate tax rate to 21%, effective January 1, 2018. ASC 740 requires companies to recognize the effect of tax law changes in the period of enactment, the effects must be recognized by companies’ December 2017 balance sheet, even though the effective date for most provisions is January 1, 2018.

The Company estimates that the reduction in the Corporate tax rate to 21% will reduce the deferred tax liabilities from $409,728 to $318,964.

NOTE 10 – SUBSEQUENT EVENTS

RMC had no reportable subsequent events through April 23, 2018, the date the balance sheet was available to be issued.